Alaska Entity #: 4381D

State of Alaska
Department of Commerce, Community, and Economic Development
Division of Banking, Securities and Corporations

CERTIFICATE OF AMENDMENT

Name Change

THE UNDERSIGNED, as Commissioner of Commerce, Community, and Economic Development of the State of Alaska, hereby certifies that Articles of Amendment have been duly signed and verified pursuant to the provisions of Alaska Statutes, have been received in this office and have been found to conform to law.

ACCORDINGLY, the undersigned, as Commissioner of Community and Economic Development, and by virtue of the authority vested in me by law, hereby issues this Certificate of Amendment to

Goldrich Mining Company
Formerly,
LITTLE SQUAW GOLD MINING COMPANY

and attaches hereto the original copy of the Articles of Amendment.

IN TESTIMONY WHEREOF, I execute this certificate and affix the Great Seal of the State of Alaska on May 23, 2008

Emil Notti
Commissioner

AK Entity #: 4381D
Date Filed: 05/23/2008 12:00 AM
State of Alaska
Department of Commerce

ARTICLES OF AMENDMENT
TO THE ARTICLES OF INCORPORATION
OF
LITTLE SQUAW GOLD MINING COMPANY

The undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation pursuant to the provisions of Alaska Statute 10.06.510.

I. The name of the Corporation is Little Squaw Gold Mining Company.

II. Article One of the Articles of Incorporation is hereby amended in its entirety by changing the name of the Corporation to Goldrich Mining Company.

III. The Amendment to the Articles of Incorporation was adopted by the Board of Directors on January 16, 2008. The Amendment to the Articles of Incorporation was adopted by the shareholders on May 12, 2008. The number of shares outstanding and entitled to vote is 36,444,112. The number of shares voted for, against, and abstaining from the Amendment is as follows:

	Shares For:	Shares Against:	Shares Abstain
Article One	23,107,466	916,264	1,717,498

DATED this 12th day of May, 2008.

LITTLE SQUAW GOLD MINING COMPANY

By: Richard R. Walters
Richard R. Walters, President

By: Ted R. Sharp
Ted R. Sharp, Secretary

State of Alaska
Filing Changes 2 Page(s)
T0814444106

STATE OF WASHINGTON)
)ss.
County of Spokane)

I certify that I know or have satisfactory evidence that RICHARD R. WALTERS, is the person who appeared before me, and said person acknowledged that he signed this instrument, on oath stated that he was authorized to execute the instrument and acknowledged it as the President of

LITTLE SQUAW GOLD MINING COMPANY to be the free and voluntary act of such party for the uses and purposes mentioned in the instrument.

Dated May 13, 2008.

Notary Public
State of Washington
LISA SCHENK
My Appointment Expires Nov 24, 2010

Lisa Schenk
Print Name: Lisa Schenk
Notary Public in and for the State of Washington, residing at Spokane
My Commission Expires: Nov. 24, 2010

STATE OF IDAHO)
)ss.
County of Canyon)

I certify that I know or have satisfactory evidence that TED R. SHARP, is the person who appeared before me, and said person acknowledged that he signed this instrument, on oath stated that he was authorized to execute the instrument and acknowledged it as the Secretary of LITTLE SQUAW GOLD MINING COMPANY to be the free and voluntary act of such party for the uses and purposes mentioned in the instrument.

Dated May 16th, 2008.

SALVADOR VILLEGAS JR.
Notary Public
State of Idaho

Print Name: Sal Villegas
Notary Public in and for the State of Idaho, residing at Caldwell, ID
My Commission Expires: 11/28/2011